Exhibit I

to

Schedule 13D

Joint Filing Agreement

The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13D dated January 21, 2022 in connection with their beneficial ownership of Eiger BioPharmaceuticals, Inc. Each of Columbia Seligman Technology and Information Fund, Seligman Tech Spectrum Offshore Fund, and Columbia Management Investment Advisers, LLC authorizes Ameriprise Financial, Inc. to execute the Schedule 13D to which this Exhibit is attached and make any necessary amendments thereto.

Ameriprise Financial, Inc.

By:	/s/ Michael G. Clarke
Name: Michael G. Clarke
Title: Vice President, Co-Head of Global Operations

Columbia Management Investment Advisers, LLC

By:	/s/ Michael G. Clarke
Name: Michael G. Clarke
Title: Vice President, Co-Head of Global Operations

Seligman Tech Spectrum Offshore Fund

By:	/s/ David Litton
Name: David Litton
Title: Director

Columbia Seligman Technology and Information Fund

By:	/s/ Michael G. Clarke
Name: Michael G. Clarke
Title: Chief Financial Officer and Principal Financial Officer

Schedule A

DIRECTORS AND EXECUTIVE OFFICERS OF

SELIGMAN TECH SPECTRUM OFFSHORE FUND

NAME AND POSITION	PRINCIPAL OCCUPATION	CITIZENSHIP
Arthur Condron – Director	Managing Director - Hedge Fund Marketing and Investor Relations	United States

John Banks – Director	Corporate Director	Isle of Man

Grant Jackson – Director	Director – Global Funds Management Ltd.	Cayman Islands

David Litton – Director	Managing Director of Devonshire Corporate Services	Isle of Man

DIRECTORS AND EXECUTIVE OFFICERS OF

COLUMBIA SELIGMAN TECHNOLOGY AND INFORMATION FUND

NAME AND POSITION	PRINCIPAL OCCUPATION
George S. Batejan - Trustee	Retired

Kathleen Blatz - Trustee	Retired

Pamela G. Carlton - Trustee	President of Springboard - Partners in Cross Cultural Leadership

Janet Langford Carrig - Trustee	Retired

J. Kevin Connaughton - Trustee	Member of FINRA National Adjudicatory Council

Olive M. Darragh - Trustee	Managing Director of Darragh Inc.

Patricia M. Flynn - Trustee	Trustee Professor of Economics and Management of Bentley University

Brian J. Gallagher - Trustee	Retired

Douglas A. Hacker - Co-Chair and Trustee	Independent business executive

Nancy T. Lukitsh - Trustee	Retired

David M. Moffett - Trustee	Retired

Catherine James Paglia - Co-Chair and Trustee	Director of Enterprise Asset Management, Inc

Minor M. Shaw - Trustee	President of Micco LLC

Natalie A. Trunow - Trustee	Chief Executive Officer of Millennial Portfolio Solutions LLC

Sandra Yeager - Trustee	Retired

Daniel J. Beckman – President and Trustee	Vice President – Head of North America Product of Columbia Management Investment Advisers, LLC

Michael G. Clarke - Chief Financial Officer and Principal Financial Officer (Principal Accounting Officer)	Vice President, Head of North American Operations, and Co-Head of Global Operations of Columbia Management Investment Advisers, LLC

Joseph Beranek - Treasurer and Chief Accounting Officer	Vice President – Mutual Fund Accounting and Financial Reporting of Columbia Management Investment Advisers, LLC

Marybeth Pilat - Treasurer and Chief Accounting Officer (Principal Accounting Officer) and Principal Financial Officer	Vice President – Product Pricing and Administration of Columbia Management Investment Advisers, LLC

William F. Truscott—Senior Vice President	Chief Executive Officer, Global Asset Management of Ameriprise Financial, Inc. and Chairman of the Board and President of Columbia Management Investment Advisers, LLC

Christopher O. Petersen - Senior Vice President and Assistant Secretary	Senior Vice President and Assistant General Counsel of Ameriprise Financial, Inc.

Thomas P. McGuire - Senior Vice President and Chief Compliance Officer	Vice President – Asset Management Compliance of Ameriprise Financial, Inc. and Chief Compliance Officer of Columbia Acorn/Wanger Funds

Ryan C. Larrenaga - Senior Vice President, Chief Legal Officer and Secretary	Vice President and Chief Counsel of Ameriprise Financial, Inc., Chief Legal Officer of Columbia Acorn/Wanger Funds and officer of Columbia Funds and affiliated funds

Michael E. DeFao - Vice President and Assistant Secretary	Vice President and Chief Counsel of Ameriprise Financial, Inc. and Vice President, Chief Legal Officer and Assistant Secretary of Columbia Management Investment Advisers, LLC

Lyn Kephart-Strong - Vice President	President of Columbia Management Investment Services Corp. and Vice President & Resolution Officer of Ameriprise Trust Company

DIRECTORS AND EXECUTIVE OFFICERS OF

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

NAME AND POSITION	PRINCIPAL OCCUPATION
Michael G. Clarke - Vice President, Head of North American Operations and Co-Head of Global Operations	Vice President, Head of North American Operations and Co-Head of Global Operations of Columbia Management Investment Advisers, LLC

Scott E. Couto - Director, Executive Vice President and Head of North America	Director, Executive Vice President and Head of North America of Columbia Management Investment Advisers, LLC

Michael E. DeFao - Vice President, Chief Legal Officer and Assistant Secretary	Head of North American and Asia Pacific Legal and of global institutional asset management and distribution at Columbia Threadneedle Investments

Brian M. Engelking - Director, Vice President and Chief Financial Officer	Global lead financial officer for Columbia Threadneedle Investments at Ameriprise Financial, Inc.

Lee A. Faria - Vice President and Chief Compliance Officer	Vice President and Chief Compliance Officer of Columbia Management Investment Advisers, LLC

Stephen J. Harasimowicz - Senior Vice President and Global Head of Trading	Senior Vice President and Global Head of Trading of Columbia Management Investment Advisers, LLC

William J. Landes, Ph. D. - Head of North America Institutional Sales and Global Head of Investment Solutions	Head of North America Institutional Sales and Global Head of Investment Solutions of Columbia Management Investment Advisers, LLC

Melda Mergen - Managing Director and Global Head of Equities	Managing Director and Global head of equities for Columbia Threadneedle Investments

Gene R. Tannuzzo - Managing Director and Global Head of Fixed Income	Managing Director and Global Head of Fixed Income of Columbia Management Investment Advisers, LLC

William F. Truscott - President and Chairman of the Board	Chief Executive Officer—Global Asset Management of Ameriprise Financial, Inc. and Chairman of the Board and Chief Executive Officer of Columbia Management Investment Distributors

DIRECTORS AND EXECUTIVE OFFICERS OF AMERIPRISE FINANCIAL, INC.

NAME AND POSITION	PRINCIPAL OCCUPATION

James M. Cracchiolo - Chairman and Chief Executive Officer	Chairman and Chief Executive Officer of Ameriprise Financial, Inc.

Dianne Neal Blixt - Director	Former Executive Vice President and Chief Financial Officer of Reynolds American Inc.

Amy DiGeso - Director	Former Executive Vice President, Global Human Resources of The Esteé Lauder Companies Inc.

Lon R. Greenberg - Director	Chairman Emeritus and Former Chairman and Chief Executive Officer of UGI Corporation

Robert F. Sharpe, Jr. - Director	Former President of Commercial Foods and Chief Administrative Officer, ConAgra Foods, Inc.

Brian T. Shea - Director	Former Vice Chairman and Chief Executive Officer of Investment Services, BNY Mellon

W. Edward Walter III - Director	Global Chief Executive Officer and Director of Urban Land Institute

Christopher J. Williams - Director	Chairman of Siebert Williams and Shank & Co., LLC

Walter S. Berman - Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer of Ameriprise Financial, Inc.

John R. Hutt - Senior Vice President and Controller	Senior Vice President and Controller of Ameriprise Financial, Inc.

Colin Moore - Executive Vice President, Global Chief Investment Officer	Executive Vice President, Global Chief Investment Officer of Ameriprise Financial, Inc.

Gerard P. Smyth - Executive Vice President and Chief Information Officer	Executive Vice President and Chief Information Officer of Ameriprise Financial, Inc.

Joseph E. Sweeney - President, Advice & Wealth Management Products and Service Delivery	President, Advice & Wealth Management Products and Service Delivery Ameriprise Financial, Inc.

William F. Truscott - Chief Executive Officer, Global Asset Management	Chief Executive Officer, Global Asset Management of Ameriprise Financial, Inc.

Karen Wilson Thissen - Executive Vice President and General Counsel	Executive Vice President and General Counsel of Ameriprise Financial, Inc.

John R. Woerner - President, Insurance & Annuities and Chief Strategy Officer	President, Insurance & Annuities and Chief Strategy Officer of Ameriprise Financial, Inc.

SCHEDULE B

TRANSACTIONS IN THE SHARES DURING THE PAST 60 DAYS

FOR THE ACCOUNT OF	SHARES OF COMMON PURCHASED/(SOLD)	PRICE PER SHARE (%U.S.)	DATE OF PURCHASE/SALE
Client 7	(1200)	6.9586	11/22/2021
Client 1	3089	6.1953	12/02/2021
Offshore Fund	24906	6.1953	12/02/2021
Client 1	3411	6.0532	12/03/2021
Offshore Fund	27494	6.0532	12/03/2021
Client 3	(2400)	5.5441	12/16/2021
Client 4	5922	5.4632	12/22/2021
Client 4	1437	5.465	12/22/2021
Client 4	1741	5.4702	12/22/2021
Client 5	26879	5.4632	12/22/2021
Client 5	6522	5.465	12/22/2021
Client 5	7899	5.4702	12/22/2021
Client 7	6964	5.4632	12/22/2021
Client 7	1690	5.465	12/22/2021
Client 7	2046	5.4702	12/22/2021
Tech Fund	142594	5.4632	12/22/2021
Tech Fund	34603	5.465	12/22/2021
Tech Fund	41903	5.4702	12/22/2021
Client 6	2018	5.4632	12/22/2021
Client 6	489	5.465	12/22/2021
Client 6	593	5.4702	12/22/2021
Client 1	1692	5.4632	12/22/2021
Client 1	411	5.465	12/22/2021
Client 1	497	5.4702	12/22/2021
Client 8	480	5.4265	12/22/2021
Client 2	5012	5.4632	12/22/2021
Client 2	1215	5.465	12/22/2021
Client 2	1473	5.4702	12/22/2021
Offshore Fund	11064	5.4632	12/22/2021
Offshore Fund	2685	5.465	12/22/2021
Offshore Fund	3251	5.4702	12/22/2021
Client 3	8851	5.4632	12/22/2021
Client 3	2148	5.465	12/22/2021
Client 3	2601	5.4702	12/22/2021
Client 4	783	5.49	12/23/2021
Client 4	2920	5.5127	12/23/2021
Client 4	697	5.5146	12/23/2021

Client 5	3594	5.49	12/23/2021
Client 5	13407	5.5127	12/23/2021
Client 5	3199	5.5146	12/23/2021
Client 7	925	5.49	12/23/2021
Client 7	3451	5.5127	12/23/2021
Client 7	824	5.5146	12/23/2021
Tech Fund	19020	5.49	12/23/2021
Tech Fund	70950	5.5127	12/23/2021
Tech Fund	16930	5.5146	12/23/2021
Client 6	267	5.49	12/23/2021
Client 6	996	5.5127	12/23/2021
Client 6	237	5.5146	12/23/2021
Client 1	2687	5.49	12/23/2021
Client 1	10022	5.5127	12/23/2021
Client 1	2391	5.5146	12/23/2021
Client 2	6727	5.49	12/23/2021
Client 2	25087	5.5127	12/23/2021
Client 2	5986	5.5146	12/23/2021
Offshore Fund	14822	5.49	12/23/2021
Offshore Fund	55287	5.5127	12/23/2021
Offshore Fund	13191	5.5146	12/23/2021
Client 3	1175	5.49	12/23/2021
Client 3	4380	5.5127	12/23/2021
Client 3	1045	5.5146	12/23/2021
Client 4	4615	5.185	12/27/2021
Client 4	2043	5.2072	12/27/2021
Client 4	1169	5.2694	12/27/2021
Client 5	20884	5.185	12/27/2021
Client 5	9245	5.2072	12/27/2021
Client 5	5294	5.2694	12/27/2021
Client 7	5376	5.185	12/27/2021
Client 7	2380	5.2072	12/27/2021
Client 7	1362	5.2694	12/27/2021
Tech Fund	110656	5.185	12/27/2021
Tech Fund	48984	5.2072	12/27/2021
Tech Fund	28047	5.2694	12/27/2021
Client 6	1618	5.185	12/27/2021
Client 6	716	5.2072	12/27/2021
Client 6	410	5.2694	12/27/2021
Client 3	6851	5.185	12/27/2021
Client 3	3032	5.2072	12/27/2021
Client 3	1736	5.2694	12/27/2021
Client 4	786	5.1901	12/28/2021
Client 4	397	5.2167	12/28/2021
Client 4	382	5.2928	12/28/2021

Client 4	308	5.31	12/28/2021
Client 5	3558	5.1901	12/28/2021
Client 5	1796	5.2167	12/28/2021
Client 5	1731	5.2928	12/28/2021
Client 5	1392	5.31	12/28/2021
Client 7	916	5.1901	12/28/2021
Client 7	462	5.2167	12/28/2021
Client 7	446	5.2928	12/28/2021
Client 7	358	5.31	12/28/2021
Tech Fund	18848	5.1901	12/28/2021
Tech Fund	9517	5.2167	12/28/2021
Tech Fund	9171	5.2928	12/28/2021
Tech Fund	7377	5.31	12/28/2021
Client 6	275	5.1901	12/28/2021
Client 6	139	5.2167	12/28/2021
Client 6	134	5.2928	12/28/2021
Client 6	108	5.31	12/28/2021
Client 3	1167	5.1901	12/28/2021
Client 3	589	5.2167	12/28/2021
Client 3	568	5.2928	12/28/2021
Client 3	457	5.31	12/28/2021
Client 1	4805	5.2367	12/31/2021
Client 1	3395	5.2401	12/31/2021
Client 2	13712	5.2367	12/31/2021
Client 2	9688	5.2401	12/31/2021
Offshore Fund	14883	5.2367	12/31/2021
Offshore Fund	10517	5.2401	12/31/2021
Client 3	6200	5.1676	01/05/2022
Client 7	(2100)	4.3246	01/18/2022